Exhibit 10.19

First Amendment to the Trizec Properties, Inc.
2002 Long Term Incentive Plan
(Amended and Restated Effective May 29, 2003)

     WHEREAS, Trizec Properties, Inc. (the “Corporation”) has adopted the Trizec Properties, Inc. 2002 Long Term Incentive Plan, which plan was amended and restated effective May 29, 2003 upon receipt of the approval of the Corporation’s stockholders (the “Incentive Plan”); and

     WHEREAS, Section 13 of the Incentive Plan provides that the Plan may be amended by the Board of Directors of the Company (the “Board”) without any stockholder approval to the extent that such amendment does not require a stockholder approval under any securities, corporate or other laws;

     WHEREAS, at a meeting held on December 10, 2004, the Board of Directors approved this amendment to the Incentive Plan, after having determined that such amendment does not require any stockholder approval;

     NOW, THEREFORE, the Incentive Plan is amended by deleting and replacing the definition of “Subsidiary” as it appears in Section 2 of the Incentive Plan with the following definition:

“Subsidiary” means a corporation, partnership, limited liability company, trust or any other form of business entity, domestic or foreign, of which not less than 10% of the equity interest is held directly or indirectly by the Company or a Subsidiary, whether or not such corporation, partnership, limited liability company, trust or any other form of business entity now exists or is hereafter formed, created, organized or acquired by the Company or a Subsidiary; provided, however, that for the purposes of determining the Employees who are eligible to receive Awards of Incentive Stock Options, the term “Subsidiary” shall be limited to a corporation or trust, domestic or foreign, of which not less than 50% of the equity interest is held directly or indirectly by the Company or one or more Subsidiaries that is a corporate or trust entity, whether or not such corporation or trust now exists or is hereafter formed, created, organized or acquired by the Company or a Subsidiary that is a corporate or trust entity.

     IN WITNESS WHEREOF, this Amendment has been executed by a duly authorized officer of the Corporation, this 10th day of December, 2004.

TRIZEC PROPERTIES, INC.
/s/ Ted R. Jadwin
Name:	Ted R. Jadwin
Title:	Senior Vice President, General Counsel and Corporate Secretary